Exhibit 3.28

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HUGHES MRO MERGER, LTD.

(a Florida limited partnership)

The undersigned, desiring to form a limited partnership pursuant to the laws of the State of Florida, does hereby certify as follows:

1. Name. The name of the limited partnership is as follows:

Hughes MRO Merger, Ltd.

2. Address. The street address of the principal place of business and the mailing address for the limited partnership are as follows:

One Hughes Way

Orlando, FL 32805

3. Registered Agent. The address of the office and the name and address of the agent for service of process required to be maintained by Section 620.105, Florida Statutes, are as follows:

Corporation Service Company

1201 Hayes Street

Tallahassee, FL 32301

4. General Partner. The name and business address of the general partner of the limited partnership are as follows:

Hughes GP & Management, Inc.

One Hughes Way

Orlando, FL 32805

5. Termination. The latest date upon which the limited partnership is to dissolve is December 31, 2054.

Under penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated therein are true and correct.

Signed this 10th day of December, 2004.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC.

By:	/s/ John Z. Paré
Name:	John Z. Paré
Title:	Secretary

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ACCEPTANCE OF DESIGNATION AS REGISTERED AGENT

AND AGENT FOR SERVICE OF PROCESS

The undersigned, having been designated the Agent for Service of Process, pursuant to Section 620.105, Florida Statutes, and Registered Agent, pursuant to Section 620.192, Florida Statutes, of Hughes MRO Merger, Ltd., a limited partnership to be formed concurrently herewith under the Florida Revised Uniform Limited Partnership Act (1986), does hereby accept such designation and the obligations provided for in Sections 620.105 and 620.192, Florida Statutes.

CORPORATION SERVICE COMPANY

Dated:	December 13, 2004	By:	/s/ Brian Courtney
		Name:	Brian Courtney
		Title:	Asst. V. Pres.

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AFFIDAVIT OF CAPITAL CONTRIBUTIONS

The undersigned, Hughes GP & Management, Inc., the sole general partner of Hughes MRO Merger, Ltd., a Florida limited partnership, certifies:

1.	The amount of capital contributions to date of the limited partners is $0.

2.	The total amount of capital anticipated to be contributed by the limited partners at this time totals $1,000.

Signed this 10th day of December, 2004.

FURTHER AFFIANT SAYETH NOT.

Under the penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated herein are true and correct.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC.

By:	/s/ John Z. Paré
Name:	John Z. Paré
Title:	Secretary

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PLAN OF MERGER

The following Plan of Merger was adopted and approved by each party to the merger in accordance with the laws of the jurisdiction of such party’s formation:

FIRST: The exact name, address and jurisdiction of the merging party (referred to hereinafter as the “Merging Party”) are as follows:

Name	Jurisdiction	Type of Entity
Hughes MRO, LP	Delaware	Limited Partnership
One Hughes Way
Orlando, FL 32805

SECOND: The exact name and jurisdiction of the surviving party (referred to hereinafter as the “Surviving Party”) are as follows:

Name	Jurisdiction	Type of Entity
Hughes MRO Merger, Ltd.	Florida	Limited
Partnership

THIRD: The terms and conditions of the merger are as follows:

The Merging Party shall be merged with and into the Surviving Party which shall be the surviving entity at the effective date of the merger and which shall continue to exist as a limited partnership under the laws of the State of Florida. The Surviving Party shall succeed to all rights, assets, liabilities and obligations of the Merging Party, and the separate existence of the Merging Entity shall cease at the effective date of the merger.

FOURTH: The Certificate of Limited Partnership of the Surviving Party at the effective date of the merger shall be the Certificate of Limited Partnership of the Surviving Party except that Article 1 thereof, relating to the name of the limited partnership, is hereby amended and changed so as to read as follows at the effective time and date of the merger:

“1. Name. The name of the limited partnership is as follows:

Hughes MRO, Ltd.”

FIFTH: The Agreement of Limited Partnership of the Surviving Party at the effective date of the merger shall continue to be the Agreement of Limited Partnership of the Surviving Party, as the surviving limited partnership, and will continue in full force and effect unless mutually amended by all of its partners.

SIXTH: The manner and basis of converting the interests, shares, obligations or other securities of the Merging Party into the interests, shares, obligations or other securities of the Surviving Party are as follows:

The ultimate owner(s) of the Merging Party and the Surviving Party are identical. Accordingly, at the effective date of the merger, by virtue of the merger and without any action on the part of the holder(s) thereof, each partnership interest of the Merging Party shall be cancelled automatically. Each general partnership interest and each limited partnership interest of the Surviving Party outstanding immediately prior to the effective date of the merger will continue to represent the outstanding partnership interests of the Surviving Party until such time as the Agreement of Limited Partnership of the Surviving Party is amended, as contemplated above, to reflect the addition of additional partners.

SEVENTH: The name and address of the general partner (hereinafter referred to as the “General Partner”) of the Surviving Party is as follows:

Hughes GP & Management, Inc.

One Hughes Way

Orlando, FL 32805

The General Partner is a Delaware corporation and its Florida Document/Registration Number is F04000001125.

EIGHTH: The effective date of this merger shall be on December 31, 2004.

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ARTICLES OF MERGER

The following Articles of Merger are being submitted in accordance with section(s) 607.1109, 608.4382, and/or 620.203, of the Florida Statutes.

FIRST: The exact name, street address of its principal office, jurisdiction, and entity type for each merging party are as follows:

Name and Street Address		Jurisdiction	Entity Type
1.	Gilleland Concrete Products, Inc.	Georgia	Corporation
One Hughes Way
Orlando, FL 32805

	Florida Document/Registration Number:	None	FEI Number: 58-2324072

2.	Hughes Water & Sewer Company	West Virginia	Corporation
One Hughes Way
Orlando, FL 32805

	Florida Document/Registration Number:	None	FEI Number: 55-0748934

3.	Panhandle Pipe & Supply Co., Inc.	West Virginia	Corporation
One Hughes Way
Orlando, FL 32805

	Florida Document/Registration Number:	None	FEI Number: 55-0579628

4.	Reaction Supply Corporation	California	Corporation
One Hughes Way
Orlando, FL 32805

	Florida Document/Registration Number:	None	FEI Number: 94-3008609

5.	Shrader Holding Company, Inc.	Arkansas	Corporation
One Hughes Way
Orlando, FL 32805

	Florida Document/Registration Number:	None	FEI Number: 59-3459427

6.	Standard Wholesale Supply Company	Nevada	Corporation
One Hughes Way
Orlando, FL 32805

	Florida Document/Registration Number:	None	FEI Number: 88-0045730

7.	Waterworks Sales Company	Colorado	Corporation
One Hughes Way
Orlando, FL 32805

	Florida Document/Registration Number:	None	FEI Number: 85-0208877

(Attach additional sheet(s) if necessary)

SECOND: The exact name, street address of its principal office, jurisdiction, and entity type of the surviving party is as follows:

Name and Street Address	Jurisdiction	Entity Type
Hughes Water & Sewer, Ltd.	Florida	Limited Partnership
One Hughes Way
Orlando, FL 32805

Florida Document/Registration Number:	A04000001840	FEI Number: 03-0550887

THIRD: The attached Plan of Merger meets the requirements of section(s) 607.1108, 608.438, 617.1103, and/or 620.201, Florida Statutes, and was approved by each domestic corporation, limited liability company, partnership and/or limited partnership that is a party to the merger in accordance with Chapter(s) 607, 617, 608 and/or 620, Florida Statutes.

FOURTH: If applicable, the attached Plan of Merger was approved by the other business entity(ies) that is/are party(ies) to the merger in accordance with the respective laws of all applicable jurisdictions.

FIFTH: If not incorporated, organized or otherwise formed under the laws of the State of Florida, the surviving entity hereby appoints the Florida Secretary of State as its agent for substitute service of process pursuant to Chapter 48, Florida Statutes, in any proceeding to enforce any obligation or rights of any dissenting shareholders, partners, and/or members of each domestic corporation, partnership, limited partnership and/or limited liability company that is a party to the merger.

SIXTH: If not incorporated, organized, or otherwise formed under the laws of the State of Florida, the surviving entity agrees to pay the dissenting shareholders, partners, and/or members of each domestic corporation, partnership, limited partnership and/or limited liability company that is a party to the merger the amount, if any, to which they are entitled under sections(s) 607.1302, 620.205, and/or 608.4384, Florida Statutes.

SEVENTH: If applicable, the surviving entity has obtained the written consent of each shareholder, member or person that as result of the merger is now a general partner of the surviving entity pursuant to section(s) 607.1108(5), 608.4381(2), and/or 620.202(2), Florida Statutes.

EIGHTH: The merger is permitted under the respective laws of all applicable jurisdictions and is not prohibited by the agreement of any partnership or limited partnership or the regulations or articles of organization of any limited liability company that is a party to the merger.

NINTH: The merger shall become effective as of:

The date the Articles of Merger are filed with Florida Department of State

OR

December 31, 2004

(Enter specific date. NOTE: Date cannot be prior to the date of filing.)

TENTH: The Articles of Merger comply and were executed in accordance with the laws of each party’s applicable jurisdiction.

ELEVENTH: SIGNATURE(S) FOR EACH PARTY:

(Note: Please see instructions for required signatures.)

Name of Entity	Signature(s)	Typed or Printed Name of Individual

Gilleland Concrete Products, Inc.	/s/ John Z. Paré	John Z. Paré, Secretary

Hughes Water & Sewer Company	/s/ John Z. Paré	John Z. Paré, Secretary

Panhandle Pipe & Supply Co., Inc.	/s/ John Z. Paré	John Z. Paré, Secretary

Reaction Supply Corporation	/s/ John Z. Paré	John Z. Paré, Secretary

Shrader Holding Company, Inc.	/s/ John Z. Paré	John Z. Paré, Secretary

Standard Wholesale Supply Company	/s/ John Z. Paré	John Z. Paré, Secretary

Waterworks Sales Company	/s/ John Z. Paré	John Z. Paré, Secretary

Hughes Water & Sewer, Ltd.	Hughes GP & Management, Inc., General Partner

	/s/ John Z. Paré	John Z. Paré, Secretary

(Attach additional sheet(s) if necessary)

REQUIRED SIGNATURES FOR EACH ENTITY TYPE:

All Corporations:	Signature of Chairman, Vice Chairman, President or any officer.

All General Partnerships:	Signatures of two partners.

All Domestic Limited Partnerships:	Signatures of all general partners.

All Non-Florida Limited Partnerships:	Signature of one general partner.

All Limited Liability Companies:	Signature of a member or authorized representative of a member.

All Other Business Entities:	In accordance with the laws of their jurisdiction.

Make checks payable to Florida Department of State and mail to:

Mailing address:	Street Address:
Division of Corporations	Division of Corporations
P.O. Box 6327	409 E. Gaines St.
Tallahassee, FL 32314	Tallahassee, FL 32399

FILING FEES

For each Limited Partnership	$52.50 (if merger filed pursuant to s. 608.4382, $25.00)

For each Limited Liability Company:	$25.00

For each Corporation:	$35.00

For each General Partnership	$25.00

All Others:	No Charge

ARTICLES OF MERGER

The following Articles of Merger are being submitted in accordance with section(s) 607.1l09, 608, 4382, and/or 620.203, of the Florida Statutes.

FIRST: The exact name, street address of its principal office, jurisdiction, and entity type for each merging party are as follows:

Name and Street Address		Jurisdiction	Entity Type
1.	Hughes MRO, LP One Hughes Way	Delaware	Limited Partnership
Orlando, FL 32805

Florida Document/Registration Number: B04000000087 FEI Number: 52-2418852

(Attach additional sheet(s) if necessary)

SECOND: The exact name, street address of its principal office, jurisdiction, and entity type of the surviving party is as follows:

Name and Street Address	Jurisdiction	Entity type
Hughes MRO Merger, Ltd.	Florida	Limited Partnership
One Hughes Way
Orlando, FL 32805

Florida Document/Registration Number: 004000001981 FEI Number:. 52-2418852

THIRD: The attached Plan of Merger meets the requirements of section(s) 607.1108., 608.438, 617.1103, and/or 620.201, Florida Statutes, and was approved by each domestic corporation, limited liability company, partnership and/or limited partnership that is a party to the merger in accordance with Chapter(s) 607, 617, 608 and/or 620, Florida Statutes.

FOURTH: If applicable, the attached Plan of Merger was approved by the other business entity(ies) that is/are party(ies) to the merger in accordance with the respective laws of all applicable jurisdictions.

FIFTH: If not incorporated, organized or otherwise formed under the laws of the State of Florida, the surviving entity hereby appoints the Florida Secretary of State as its agent for substitute service of process pursuant to Chapter 48, Florida Statutes, in any proceeding to enforce any obligation or rights of any dissenting shareholders, partners, and/or members of each domestic corporation, partnership, limited partnership and/or limited liability company that is a party to the merger.

SIXTH: If not incorporated, organized, or otherwise formed under the laws of the State of Florida, the surviving entity agrees to pay the dissenting shareholders, partners, and/or members of each domestic corporation, partnership, limited partnership and/or limited liability company that is a party to the merger the amount, if any, to which they are entitled under sections(s) 607.1302, 620.205, and/or 608.4384, Florida Statutes.

SEVENTH: If applicable, the surviving entity has obtained the written consent of each shareholder, member or person that as result of the merger is now a general partner of the surviving entity pursuant to section(s) 607.1108(5), 608.4381(2), and/or 620.202(2), Florida Statutes.

EIGHTH: The merger is permitted under the respective laws of all applicable jurisdictions and is not prohibited by the agreement of any partnership or limited partnership or the regulations or articles of organization of any limited liability company that is a party to the merger.

NINTH: The merger shall become effective as of

The date the Articles of Merger are filed with Florida Department of State

OR

December 31, 2044

(Enter specific date. NOTE: Date cannot be prior to the date of filing.)

TENTH: The Articles of Merger comply and were executed in accordance with the laws of each party’s applicable jurisdiction.

ELEVENTH: SIGNATURES) FOR EACH PARTY:

(Note: Please see instructions for required signatures

Name of Entity	Signature(s)		Typed or Printed Name of Individual

Hughes MRO, LP	/s/ John Z. Paré	By:	Hughes GP & Management, Inc.

		its	general partner

		By:	John Z. Paré, Secretary

Hughes MRO Merger, Ltd.	/s/ John Z. Paré	By:	Hughes GP & Management, Inc.

		its	general partner

		By:	John Z. Paré, Secretary

(Attach additional sheet(s) if necessary)

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